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                                                                     EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference of the Registration Statements (Form S-3 Nos. 33-31932, 33-40222, 33-41854 and 33-43856) and in the related
Prospectuses, and in the Registration Statements (Form S-8 Nos. 33-31439, 33-33887, 33-34112, 33-34834 and 33-44519) pertaining to the 1987 Stock
Option Plan of MagneTek, Inc., the MagneTek Flexcare Plus Savings Plan,
1989 Incentive Stock Compensation Plan of MagneTek, Inc., the MagneTek
Unionized Employee Savings Plan, and the Amended and Restated 1989 Incentive Stock Compensation Plan of MagneTek, Inc., of our report dated August 18, 1994, except for the second paragraph of Note 4, as to which the date is September 29, 1994, with respect to the consolidated financial statements and schedules of MagneTek, Inc included in this Annual Report (Form 10-K) for the year ended
June 30, 1994.

                                                     /s/ ERNST & YOUNG LLP


Woodland Hills, California
October 12, 1994


LC942860.033/-1+